Exhibit 99.1

PRESS RELEASE

Autoliv complements its innovation strategy with investment in specialized fund Autotech Ventures

(Stockholm, Sweden, June 30, 2017) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that it will make a $15 million investment in Autotech Ventures, the digital ground transport venture capital fund.

Autoliv’s investment in Autotech Ventures, a fund focused broadly on the automotive industry complements Autoliv’s own innovation strategy, particularly in the areas of active safety and autonomous driving.

Autoliv’s Electonics segment has grown rapidly and today represents more than 20% of the company’s annual revenues. It was only around fifteen years ago that Autoliv made its first entry in the automotive electronics market. Since then, Autoliv has grown to become a leader in certain segments of the automotive electronics market, particularly with respect to active safety products and technologies for autonomous driving as well as passive safety electronics.

This success has been built through both organic growth and acquisitions. With the pace of innovation accelerating, this type of investment in a specialized fund will be one way to stay at the forefront of emerging trends and opportunities to capitalize on external innovations.

“The automotive industry is in a period of unprecedented change. The combination of increased focus on autonomous driving, environmental concerns and shared mobility leads to new opportunities for industry leaders such as Autoliv. The Autotech Ventures fund gives us a way to review a high number of innovative startup companies, particularly in the areas of automation and autonomous driving which are core to our strategy”, said Jan Carlson, Chairman, President and CEO of Autoliv.

Autotech Ventures is a specialized digital ground transport venture capital fund, particularly focused on software and services. In addition to the potential financial returns it provides top-level corporate investors such as Autoliv with access to a broad deal flow, co-investment rights for the fund’s startups and provides independent opinion on startups as well as a high decision making speed.

For more about Autotech Ventures, see autotechvc.com

Inquiries:

Thomas Jönsson, Group Vice President Communications. Tel +46 (0)8 58 72 06 27

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

“Safe Harbor Statement”

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com